                                                                   EXHIBIT 10.14

                              MANAGEMENT AGREEMENT


                                     BETWEEN


                            NUVEEN FLOATING RATE FUND


                                       AND


                       NUVEEN INSTITUTIONAL ADVISORY CORP.

         NUVEEN FLOATING RATE FUND, a Massachusetts business trust registered under the Investment Company Act of 1940 ("1940 Act") as a closed-end management investment company ("Fund"), hereby appoints NUVEEN INSTITUTIONAL ADVISORY CORP., a Delaware corporation registered under the Investment Advisers Act of 1940 as an investment adviser, of Chicago, Illinois ("Manager"), to furnish investment advisory and management services and certain administrative services with respect to the assets represented by the shares of beneficial interest issued by the Fund. Fund and Manager hereby agree that:

                  1. Investment Management Services. Manager shall manage the investment operations of the Fund, subject to the terms of this Agreement and to the supervision and control of the Fund's Board of Trustees ("Trustees"). Manager agrees to perform, or arrange for the performance of, the following services with respect to the Fund:

                            (a) obtain and evaluate such information relating to
                  economies, industries, businesses, securities and commodities markets, and individual securities, commodities and indices as it may deem necessary or useful in discharging its responsibilities hereunder;

                            (b) formulate and maintain a continuous investment
                  program in a manner consistent with and subject to (i) the Fund's declaration of trust and by-laws; (ii) the Fund's investment objectives, policies, and restrictions as set forth in written documents furnished by the Fund to Manager; (iii) all securities, commodities, and tax laws and regulations applicable to the Fund; and (iv) any other written limits or directions furnished by the Trustees to Manager;

                            (c) unless otherwise directed by the Trustees, to
                  determine from time to time securities, commodities, interests or other investments to be purchased, sold, retained or lent by the Fund, and to implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected;

                           (d) use reasonable efforts to manage the Fund so
                  that it will qualify as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended;

                           (e) make recommendations as to the manner in which
                  voting rights, rights to consent to Fund action, and any other rights pertaining to the Fund shall be exercised;

                           (f) make available to the Fund promptly upon request
                  all of the Fund's records and ledgers and any reports or information reasonably requested by the Fund;

                           (g) the extent required by law, to furnish to
                  regulatory authorities any information or reports relating to the services provided pursuant to this Agreement;

                           (h) monitor the provisions of the loan agreements and
                  any agreements with respect to participations and assignments and be responsible for recordkeeping with respect to senior loans in the Fund's portfolio;

                           (i) prepare all reports required to be sent to
                  holders of shares of the Fund ("Shareholders"), and arrange for the printing and dissemination of such reports to shareholders;

                           (j) arrange for the dissemination to shareholders of
                  the Fund's proxy materials and oversee the tabulation of proxies;

                           (k) negotiate the terms and conditions under which
                  custodian services will be provided to the Fund and the fees to be paid by the Fund to its custodian (which may or may not be an affiliate of the Fund's investment adviser), in connection therewith;

                           (l) negotiate the terms and conditions under which
                  dividend disbursing services will be provided to the Fund, and the fees to be paid by the Fund in connection therewith and review the provision of dividend disbursing services to the Fund;

                           (m) determine the amounts available for distribution
                  as dividends and distributions to be paid by the Fund to its Shareholders; prepare and arrange for the printing of dividend notices to Shareholders; and provide the Fund's dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Fund's dividend reinvestment plan;

                           (n) make such reports and recommendations to the
                  Board as the Board reasonably requests or deems appropriate;
                  and

                           (o) provide shareholder services to holders or
                  potential holders of the Fund's securities including, but not limited to, shareholder requests for information.

                  Except as otherwise instructed from time to time by the Trustees, with respect to execution of transactions for the Fund, Manager shall place, or arrange for the placement of, all orders for purchases, sales, or loans with issuers, brokers, dealers or other counterparts or agents selected by Manager. In connection with the selection of all such parties for the placement of all such orders, Manager shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from and to brokers and dealers who provide Manager with statistical, research and other information, analysis, advice, and similar services. In recognition of such services or brokerage services provided by a broker or dealer, Manager is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if the Manager determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided.

                  The Fund hereby authorizes any entity or person associated with Manager that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act or 1934 and Rule 11a2-2(T) thereunder. The Fund hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule 11a-2-2(T)(a)(iv).

                  Manager may, where it deems to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Fund in order to obtain best execution or lower brokerage commissions. In such event, Manager shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in a manner it considers to be equitable and fair and consistent with its fiduciary obligations to the Fund and Manager's other customers.

                  Manager shall for all purposes be deemed to be an independent contractor and not an agent of the Fund and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way.

                    2. Administrative Services. Subject to the terms of this Agreement and to the supervision and control of the Trustees, Manager shall provide to the Fund facilities, equipment, statistical and research data, clerical, accounting and bookkeeping services,

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         internal auditing and legal services, and personnel to carry out all management services required for operation of the business and affairs of the Fund other than those services to be performed by the Fund's Underwriter pursuant to an Underwriting Agreement, those services to be performed by the Fund's Custodian pursuant to a Custody Agreement, those services to be performed by the Fund's Transfer Agent pursuant to a Transfer Agency Agreement, those services to be provided pursuant to a Fund Accounting Agreement and those services normally performed by the Fund's counsel and auditors.

                    3. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by Manager under this Agreement, Manager may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Manager, provided that Manager shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Manager or such parties.

                    4. Expenses Borne by the Fund. Except to the extent expressly assumed by Manager herein or under a separate agreement between the Fund and Manager and except to the extent required by law to be paid by Manager, Manager shall not be obligated to pay any costs or expenses incidental to the organization, operations or business of the Fund. Without limitation, costs and expenses for which the Manager shall have no obligation shall include but not be limited to:

                           (a) all charges of depositories, custodians and other
                  agencies for the safekeeping and servicing of the Fund's cash, securities, and other property;

                            (b) all charges for equipment or services used for
                  obtaining price quotations or for communication between Manager or Fund and the custodian, transfer agent or any other agent selected by the Fund;

                           (c) all charges for and accounting services provided
                  to the Fund by Manager, or any other provider of such services;

                           (d) all charges for services of the Fund's
                  independent auditors and for services to the Fund by legal counsel;

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                           (e) all compensation of Trustees, other than those
                  affiliated with Manager, all expenses incurred in connection with their services to the Fund, and all expenses of meetings of the Trustees or committees thereof;

                           (f) all expenses incidental to holding meetings of
                  Shareholders, including printing and of supplying each record-date Shareholder with notice and proxy solicitation material, and all other proxy solicitation expense;

                           (g) all expenses of printing of annual or more
                  frequent revisions of the Fund's prospectus;

                           (h) all expenses related to preparing, printing and
                  transmitting certificates representing Fund shares;

                           (i) all expenses of bond and insurance coverage
                  required by law or deemed advisable by the Trustees;

                           (j) all brokers' commissions and other normal charges
                  incident to the purchase, sale, or lending of portfolio securities;

                           (k) all taxes and governmental fees payable to
                  Federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

                           (l) all expenses of registering and maintaining the
                  registration of the Fund under the 1940 Act and, to the extent no exemption is available, expenses of registering the Fund's shares under the 1933 Act, of qualifying and maintaining qualification of the Fund and of the Fund's shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of the Fund under all other laws applicable to the Fund or its business activities;

                           (m) all interest on indebtedness, if any, incurred by
                  the Fund; and

                           (n) all expenses incurred in making periodic
                  repurchase offers for Fund shares, pursuant to Rule 23c-3 under the 1940 Act or otherwise, and in effectuating repurchases pursuant to any such offer; and

                           (o) all fees, dues and other expenses incurred by
                  the Fund in connection with membership of the Fund in any trade association or other investment company organization.

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                  5. Allocation of Expenses Borne by the Fund. Any expenses
         borne by the Fund that are attributable solely to the organization, operation or business of the Fund shall be paid solely out of Fund assets. Any expense borne by the Fund which is not solely attributable to the Fund, shall be apportioned in such manner as Manager determines is fair and appropriate, or as otherwise specified by the Board of Trustees.

                  6. Expenses Borne by Manager. Manager at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement.

                  In the event that Manager pays or assumes any expenses of the Fund not required to be paid or assumed by Manager under this Agreement, Manager shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve Manager of any obligation to the Fund under any separate agreement or arrangement between the parties.

                  7. Management Fee. For the services rendered, facilities provided, and charges assumed and paid by Manager hereunder, the Fund shall pay to Manager out of the assets of the Fund fees at the annual rate as set forth in Schedule A to this Agreement. The management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the Managed Assets of the Fund, as of the close of business on the last preceding business day on which the Fund's net asset value was determined. For purposes of calculation of the management fee, the Fund's Managed Assets shall mean the daily gross asset value of the Fund, minus the sum of (i) the Fund's accrued and unpaid dividends on any outstanding preferred shares of beneficial interest of the Fund ("Preferred Shares") and (ii) accrued liabilities (other than the amount of any borrowings incurred, commercial paper or notes issued by the Fund and liquidation preference of any outstanding Preferred Shares), using the values determined in the manner established by the Trustees.

                  8. Non-Exclusivity. The services of Manager to the Fund hereunder are not to be deemed exclusive and Manager shall be free to render similar services to others.

                  9. Standard of Care. The Manager shall not be liable for any loss sustained by reason of the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon the investigation and research made by any other individual, firm or corporation, if such recommendation shall have been selected with due care and in good faith, except loss resulting from willful misfeasance, bad faith,

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         or gross negligence on the part of the Manager in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

                   10. Amendment. This Agreement may not be amended as to the Fund without the affirmative votes (a) of a majority of the Board of Trustees, including a majority of those Trustees who are not "interested persons" of the Fund or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) of a "majority of the outstanding shares" of the Fund. The terms "interested persons" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

                   11. Effective Date and Termination. This Agreement shall become effective as of the effective date for the Fund specified in Schedule A hereto. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees of the Fund, or by a vote of a majority of the outstanding shares, upon at least sixty (60) days' written notice to Manager. This Agreement may be terminated by Manager at any time upon at least sixty (60) days' written notice to the Fund. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940
         Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect for an initial period from the effective date applicable to the Fund specified in Schedule A to the end of the Initial Term indicated in Schedule A, and thereafter from year to year only so long as such continuance is specifically approved with respect to the Fund at least annually (a) by a majority of those Trustees who are not interested persons of the Fund or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Trustees of the Fund or by a "vote of a majority of the outstanding shares" of the Fund.

                   12. Ownership of Records; Interparty Reporting. All records required to be maintained and preserved by the Fund pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act or other applicable laws or regulations which are maintained and preserved by Manager on behalf of the Fund and any other records the parties mutually agree shall be maintained by Manager on behalf of the Fund are the property of the Fund and shall be surrendered by Manager promptly on request by the Fund; provided that Manager may at its own expense make and retain copies of any such records.


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                  The Fund shall furnish or otherwise make available to Manager such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of the Fund as Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

                  Manager shall prepare and furnish to the Fund statistical data and other information in such form and at such intervals as the Fund may reasonably request.

                   13. Non-Liability of Trustees and Shareholders. Any obligation of the Fund hereunder shall be binding only upon the assets of the Fund and shall not be binding upon any Trustee, officer, employee, agent or Shareholder of the Fund. Neither the authorization of any action by the Trustees or Shareholders of the Fund nor the execution of this Agreement on behalf of the Fund shall impose any liability upon any Trustee or any Shareholder.

                   14. Use of Manager's Name. The Fund may use the name "Nuveen Floating Rate Fund" or any other name derived from the name "Nuveen" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Manager as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Fund will cease to use any name derived from the name "Nuveen" or otherwise connected with Manager, or with any organization which shall have succeeded to Manager's business as investment adviser.

                   15. References and Headings. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder'" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction, or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


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Dated: August 1, 2002
                                           NUVEEN FLOATING RATE FUND


Attest                                     By /s/ Gifford R. Zimmerman
                                              --------------------------------


Virginia L. O'Neal
---------------------------------
                                           NUVEEN INSTITUTIONAL ADVISORY CORP.


Attest                                     By /s/ Jessica R. Droeger
                                              --------------------------------


Virginia L. O'Neal
---------------------------------


                                      -9-
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                            NUVEEN FLOATING RATE FUND
                              MANAGEMENT AGREEMENT


                                   SCHEDULE A

         The Fund subject to this Agreement, the effective date and initial term is as follows:


             FUND               EFFECTIVE DATE          INITIAL TERM

  Nuveen Floating Rate Fund     August 1, 2002     Until August 1, 2003

         Compensation pursuant to Section 7 of this Agreement shall be calculated in accordance with the following schedule applicable to the Managed Assets of the Fund:


         MANAGED ASSETS                              MANAGEMENT FEE
         Up to $1.0 billion                           .7500 of 1%
         $1.0 billion to $2.0 billion                 .7375 of 1%
         $2.0 billion to $5.0 billion                 .7250 of 1%
         $5.0 billion to $10.0 billion                .7000 of 1%
         $10.0 billion and over                       .6750 of 1%